Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Cactus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)
Fees to Be Paid	Equity	Depositary Shares(3)	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)
Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)
Fees to Be Paid	Debt	Debt Securities(4)	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	457(a)	16,628,566	(5)	$47.27	(6)	$786,032,315		$0.0000927		$72,866
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$786,032,315				$72,866	(7)
	Total Fees Previously Paid											—
	Total Fee Offsets											$72,866	(7)
	Net Fee Due											$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Cactus, Inc.	S-3ASR	333-230328	March 15, 2019		$98,796	(7)	Equity	Class A common stock, par value $0.01 per share	22,489,839	N/A
Fee Offset Sources	Cactus, Inc.	S-3ASR	333-230328	n/a	March 15, 2019							$98,796

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Cactus, Inc. (the “registrant”) at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock, warrants or debt securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock, warrants or debt securities registered hereunder.
(2)	In accordance with Rule 456(b) and 457(r) the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis
(3)	Depositary shares will represent fractional interests in the preferred stock registered hereby.
(4)	Debt securities may be issued at an original issue discount or at a premium.
(5)	Represents shares of the registrant’s Class A common stock that may be sold by certain selling stockholders. Includes shares of Class A common stock issuable upon redemption of units in Cactus Wellhead, LLC (together with an equal number of shares of the registrant’s Class B common stock). Pursuant to Rule 416(a) under the Securities Act, the amount of Class A common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Class A common stock that may become issuable as a result of any distribution, split, combination or similar transaction. With respect to the offering of shares of Class A common stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.
(6)	The Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the “Securities Act”) based on the average of the high and low prices of the registrant’s Class A common stock, par value $0.01 per share, on the New York Stock Exchange on February 24, 2022.
(7)	On March 15, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-230328), which became automatically effective upon its filing with the Securities and Exchange Commission (the “Expiring Registration Statement”), registering, among other things, the sale by certain selling stockholders of 37,314,839 shares of the registrant’s Class A common stock. The registrant paid a filing fee of $163,921 in connection with the registration of these shares. Of the 37,314,839 shares of the registrant’s Class A common stock registered under the Expiring Registration Statement, 22,489,839 shares of Class A common stock remain unsold thereunder (the “Unsold Secondary Shares”). As set forth in Table 2, a registration fee of $98,796 was paid in connection with the registration of the Unsold Secondary Shares. Pursuant to Rule 457(p) under the Securities Act, the registrant is applying $72,866 of such amount to offset the fee due upon the registration of the shares of Class A common stock registered by the registration statement to which this Exhibit 107 relates. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant is deferring payment of all of the registration fee.

In accordance with Instruction 3.C.i, to Form S-3, the offering of 22,489,839 shares of the registrant’s Class A common stock registered pursuant to the Registration Statement on Form S-3 (File No. 333-230328) and that remain unsold will be deemed terminated as of the date of effectiveness of the registration statement to which this Exhibit 107 relates.

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